EXHIBIT 23.1

DALE MATHESON
CARR-HILTON LABONTE LLP
_______________________
DMCL CHARTERED ACCOUNTS


                                              Partnership of:

            Vancouver       Robert J. Burkart Inc.     James F. Carr-Hilton Ltd.
                            Kenneth P. Chong Inc.      Alvin F. Dale Ltd.
                            Reginald J. LaBonte Ltd.   Barry S. Hartley Inc.
                            Robert J. Mattheson Inc.   Rakesh I. Patel Inc.
                            F.M. Yada FCA Inc.

            South Surrey    Michael K. Braun Inc.      Peter J. Donaldson Inc.

            Port Coquitlam  Wilfred A. Jacobson Inc.   Brian A. Shaw Inc.
                            Fraser G. Ross Ltd.        G.D. Lee, Inc.
________________________________________________________________________________


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated March 24, 2009 relating to the consolidated financial statements of Naturally Advanced Technologies, Inc. that are included in the Company's annual report on Form 10-K for the years ended December 31, 2008 and 2007, which is incorporated by reference in the Company's Form S-8 Registration Statements filed with the United States Securities and Exchange Commission on July 5, 2005 and October 8, 2008.




                                                                       "DMCL"

                                          DALE MATHESON CARR-HILTON LABONTE LLP
                                                          CHARTERED ACCOUNTANTS
Vancouver, Canada
April 13, 2009



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